UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2011

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 19, 2011, Kenexa Corporation (the “Company”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Lazard Capital Markets LLC, as representatives for the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 3,000,000 shares of common stock, par value $0.01 (the “Shares”).  The Company has granted an option to the Underwriters to purchase up to 450,000 additional Shares, based upon the public offering price less the underwriting discounts and commissions.  The Underwriters may exercise their option to purchase additional Shares at any time within 30 days after May 19, 2011.

The price to the public is $27.75 per Share.  The Company’s net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses, will be approximately $78.7 million, or approximately $90.7 million if the Underwriters exercise in full their option to purchase 450,000 additional Shares.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-165371) filed with the Securities and Exchange Commission and declared effective on April 21, 2010, a preliminary prospectus supplement relating to the Shares dated May 16, 2011 and a final prospectus supplement relating to the Shares dated May 19, 2011.  The closing of the Offering is expected to take place on or about May 25, 2011, subject to the satisfaction of customary closing conditions.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company’s press releases, dated May 16, 2011 and May 20, 2011, announcing the commencement and pricing of the Offering, are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

     (d)           Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1
Underwriting Agreement dated May 19, 2011 by and among Kenexa Corporation, certain of its subsidiaries, and Cowen and Company, LLC and Lazard Capital Markets LLC, as representatives for the several underwriters

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of Kenexa Corporation dated May 16, 2011

99.2	Press Release of Kenexa Corporation dated May 20, 2011